PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE 1 PM PDT October 22, 2008

Plantronics Reports Second Quarter Fiscal Year 2009 Results

 Revenue In-line and Earnings per Share Exceeds Guidance;
 Bluetooth Product Line Profitable on Strong Revenue Growth

SANTA CRUZ, CA – October 22, 2008 - Plantronics, Inc., (NYSE: PLT) today announced second quarter fiscal 2009 net revenues of $216.9 million compared with $208.2 million in the second quarter of fiscal 2008.  Revenues were within the guidance range of $210 to $220 million.  Plantronics' GAAP diluted earnings per share were $0.36 in the second quarter of fiscal 2009 compared with $0.34 in the same quarter of the prior year.  This compares to the GAAP EPS guidance issued on July 22, 2008 of $0.29 to $0.34.  Non-GAAP diluted earnings per share for the current quarter were $0.41 compared with $0.39 in the second quarter of fiscal 2008.  Earnings per share were greater than the previously provided non-GAAP guidance of $0.35 to $0.40.  The difference between GAAP and non-GAAP earnings per share for the current quarter is primarily the cost of stock-based compensation.

“Overall profits were solid as strong Bluetooth sales at improved margins compensated for weakening enterprise market conditions and foreign exchange losses. We achieved the highest gross and operating margins in two years as a result of improved product margins and expense management, and we continue to target a long-term non-GAAP operating margin of 15% to 18%.  Global economic conditions have become increasingly uncertain, but we remain in a very strong financial position with approximately $200 million in cash and equivalents and no debt.  We can improve our position further by managing inventory much more tightly than we have in the past,” said Ken Kannappan, President and CEO.

“The strong market reception of our new Altec Lansing products has resulted in approximately 40% greater retail placements this fiscal year than the prior year, and we anticipate that these new higher margin products will account for a majority of our AEG revenue through fiscal 2010.  We continue to believe that the fundamentals of the AEG turnaround are on track,” stated Kannappan.

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Gaming and Computer, Other)

Second quarter fiscal 2009 net revenues of $195.3 million were up 7.9% compared with $181.0 million in the year-ago quarter.  Revenue growth compared to the year-ago quarter was driven by strong demand for Bluetooth headsets of $57.4 million, up 85% from the same quarter in the prior year, and Gaming & Computer products of $9.0 million, up 8.5% from the same quarter in the prior year.  Office and Contact Center (OCC) revenues were $119.5 million in the second quarter of fiscal 2009, down 9% from the year-ago quarter due to continued weakness in North American markets and declining sales internationally.

Gross margin in the second quarter of fiscal 2009 was 47.8% compared with 47.2% in the year-ago quarter.  The higher gross margin was due to better factory utilization and stronger Bluetooth product margins, which were offset by a lower mix of OCC products and higher freight expense. Operating income increased 13.1% to $37.5 million, and the operating margin was 19.2% compared with 18.3% in the year-ago quarter.

The Company continues to believe that the implementation of Unified Communications technologies by large corporations will be a significant driver of office headset adoption, and as a result, a key long-term driver of revenue and profit growth.  The Company has already introduced a number of headsets specifically designed for Unified Communications and intends to allocate a significant portion of research and development for future Unified Communications hardware and software solutions.

Audio Entertainment Group (AEG) Non-GAAP Results
(Altec Lansing)

Second quarter fiscal 2009 net revenues of $21.5 million were up 4.2% from $20.6 million in the previous quarter and down 20.9% from $27.2 million in the year-ago quarter.  While net revenues were down from the year ago quarter, they were in line with our expectations.  The year ago period included a large deal with a warehouse club that was not planned for this period.  We also liquidated inventory on certain discontinued products in the year ago quarter.

Evidence of the progress of the AEG turnaround can be seen in the 26.4% reduction in operating expenses as compared to the prior year along with the positive gross margin due to reductions in manufacturing overhead and pruning of unprofitable products. These items contributed to the $3.5 million, or 36.5%, reduction in the operating loss in the current quarter of fiscal 2009 compared to the year-ago quarter.

Our AEG team is working hard to position the division to return to profitability, and we believe we are making considerable progress as reflected in the cost reductions from the year-ago quarter.  A significant effort was made to refresh the product line with highly competitive products and all ten of our new products are now shipping.

Measuring Non-GAAP Results Going Forward

The Company has concluded that the most common industry practice for reporting non-GAAP results is to exclude purchase accounting amortization from Non-GAAP reporting as it is a non-cash charge that does not correlate or help explain quarterly operating performance.  For Plantronics in total, the amortization of purchase accounting was approximately $2 million in the second quarter of fiscal 2009, of which $1.5 million is recorded in the AEG segment.  This compares to $2 million in Q2 fiscal 2008, of which approximately $1.8 million was recorded in the AEG segment. These largely fixed non-cash charges thus represent a significant percent of revenue and a larger percent of operating income for AEG.  Thus, beginning with the non-GAAP guidance for Q3 included in this press release, we are excluding amortization of purchase accounting.  When we report Q3 results, we will report on a basis comparable to how we developed the guidance and also provide all the non-GAAP measures for prior periods on a consistent basis.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

Business Outlook

The following statements are based on current expectations.  As described in “Safe Harbor” below, many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from the forward-looking statements.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.  With increasing economic uncertainty, our business is even more difficult to forecast than usual.  The consumer related portions of our business are expected to grow in the third quarter and we expect enterprise revenues to decline given the global economic environment.  We therefore expect gross margin will be lower in Q3 fiscal 2009 than it was in Q2 fiscal 2009 due to product and segment mix, but that it should be roughly comparable to Q3 a year ago.  Sequentially, we are currently expecting revenues for ACG to be down and AEG revenue to increase significantly from Q2 fiscal 2009. Our consolidated guidance includes a range of results for AEG from a small loss to a small profit for the December quarter under the new non-GAAP measure.  Subject to the foregoing, we are currently expecting the following financial results for the third quarter of fiscal 2009:

•	net revenues for the third quarter of fiscal 2009 to be in the range of $205 - $220 million;

•	non-GAAP earnings per share for the third quarter of fiscal 2009 to be in the range of $0.25 - $0.33;

•	GAAP consolidated tax rate to be between 16%-19%, which includes a benefit of approximately $800,000 due to reinstatement of the R&D tax credit;

•	the EPS cost of purchase accounting amortization of approximately $0.02 - $0.03; and

•	the EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.05, resulting in GAAP earnings per share of $0.19 to $0.27.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its third quarter fiscal year 2009 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the third quarter fiscal year 2009 will not be based on internal company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release.  The conference call will take place today, Wednesday, October 22 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #36991951 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

A new corporate presentation is available on the investor relations section of the corporate website www.plantronics.com.

Current Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses such as stock-based compensation related to stock options, awards and employee stock purchases from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include: our target of a long-term Non-GAAP operating margin of 15 to 18%; our belief that AEG’s new higher margin products will account for a majority of our AEG revenue through fiscal 2010; fundamentals of the AEG turnaround are on track; our intent to reduce our inventory by managing inventory and turns much more tightly than we have in the past;  the implementation of Unified Communications technologies by large corporations will be a significant driver of office headset adoption, and as a result a key long term driver of revenue and profit growth; our intent to allocate a significant portion of research and development for future Unified Communications hardware and software solutions; our expectation that AEG revenues will be up significantly sequentially; our targeting break even for AEG for the December quarter of the 2009 fiscal year and for the full fiscal year 2010; our belief that the consumer related portions of our business will grow in the third quarter of fiscal year 2009; and our estimates of net revenues, margins, tax rate and earnings for the third quarter of fiscal year 2009.  These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict, particularly in light of the current economic conditions in both the domestic and international markets.

•	We do not know how the market for office wireless headsets and products from our other product groups may be affected in the event of a recession in the United States or global economy.

•	Fluctuations in foreign exchange rates.

•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges.

•	The ability to achieve the turnaround of AEG is uncertain because:

•	it is dependent upon our ability to more effectively research and implement features in our AEG products that consumers want and are willing to purchase;

•	we must be able to meet the market windows for these products.

•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, an impairment loss must be recognized which would adversely affect our financial results.

•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies.

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs.

•	Product mix is difficult to estimate and standard margin varies considerably by product.

•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand.

•	A softening of the level of market demand for our products.

•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions.

•
We have experienced cost increases and volatility in prices from our suppliers, including our manufacturers located in China, and in light of the uncertainties of the economy in the United States and around the world, we may continue to receive cost increases, which could negatively affect profitability and/or market share.

•
Class action lawsuits are being brought against us and other Bluetooth headset manufacturers claiming “noise induced hearing loss,” which are costly to defend and the results of litigation are not predictable.

•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used.

•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed May 27, 2008, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three months ended September 30, 2008 and September 30, 2007
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

In 1969, a Plantronics headset carried the historic second words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz , California   95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Net revenues	$208,224	$216,856	$414,719	$436,020
Cost of revenues	123,768	123,083	246,717	251,368
Gross profit	84,456	93,773	168,002	184,652
Gross profit %	40.6%	43.2%	40.5%	42.3%

Research, development and engineering	19,208	18,850	38,696	38,545
Selling, general and administrative	45,941	47,745	92,052	96,143
Restructuring and other related charges	-	(140)	-	235
Total operating expenses	65,149	66,455	130,748	134,923
Operating income	19,307	27,318	37,254	49,729
Operating income %	9.3%	12.6%	9.0%	11.4%

Interest and other income (expense), net	1,793	(3,170)	3,127	(1,630)
Income before income taxes	21,100	24,148	40,381	48,099
Income tax expense	4,578	6,500	8,884	9,957
Net income	$16,522	$17,648	$31,497	$38,142

% of net revenues	7.9%	8.1%	7.6%	8.7%

Diluted earnings per common share	$0.34	$0.36	$0.64	$0.77
Shares used in diluted per share calculations	49,310	49,489	48,963	49,362

Tax rate	21.7%	26.9%	22.0%	20.7%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
	2008	2008
ASSETS
Cash and cash equivalents	$163,091	$199,983
Accounts receivable, net	131,493	115,032
Inventory	127,088	163,433
Deferred income taxes	13,760	13,594
Other current assets	14,771	20,646
Total current assets	450,203	512,688
Long-term investments	25,136	24,823
Property, plant and equipment, net	98,530	102,543
Intangibles, net	91,511	87,498
Goodwill	69,171	69,171
Other assets	6,842	5,947
	$741,393	$802,670
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$47,896	$70,721
Accrued liabilities	67,318	55,753
Total current liabilities	115,214	126,474
Deferred tax liability	32,570	30,098
Long-term income taxes payable	14,137	13,686
Other long-term liabilities	852	964
Total liabilities	162,773	171,222
Stockholders' equity	578,620	631,448
	$741,393	$802,670

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Net revenues	$181,047	$195,349	$366,619	$393,876
Cost of revenues	96,163	102,603	195,959	211,960
Gross profit	84,884	92,746	170,660	181,916
Gross profit %	46.9%	47.5%	46.5%	46.2%

Research, development and engineering	16,194	16,879	32,978	34,076
Selling, general and administrative	39,020	42,358	79,026	85,308
Total operating expenses	55,214	59,237	112,004	119,384
Operating income	$29,670	$33,509	$58,656	$62,532
Operating income %	16.4%	17.2%	16.0%	15.9%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Net revenues	$27,177	$21,507	$48,100	$42,144
Cost of revenues	27,605	20,480	50,758	39,408
Gross profit (loss)	(428)	1,027	(2,658)	2,736
Gross profit (loss) %	(1.6%)	4.8%	(5.5%)	6.5%

Research, development and engineering	3,014	1,971	5,718	4,469
Selling, general and administrative	6,921	5,387	13,026	10,835
Restructuring and other related charges	-	(140)	-	235
Total operating expenses	9,935	7,218	18,744	15,539
Operating loss	$(10,363)	$(6,191)	$(21,402)	$(12,803)
Operating loss %	(38.1%)	(28.8%)	(44.5%)	(30.4%)

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$216,856	$-		$216,856	$436,020	$-		$436,020
Cost of revenues	123,083	(626)	(1)	122,457	251,368	(1,280)	(1)	250,088
Gross profit	93,773	626		94,399	184,652	1,280		185,932
Gross profit %	43.2%			43.5%	42.3%			42.6%

Research, development and engineering	18,850	(988)	(1)	17,862	38,545	(1,972)	(1)	36,573
Selling, general and administrative	47,745	(2,624)	(1)	45,121	96,143	(5,254)	(1)	90,889
Restructuring and other related charges	(140)	140	(2)	-	235	(235)	(2)	-
Total operating expenses	66,455	(3,472)		62,983	134,923	(7,461)		127,462
Operating income	27,318	4,098		31,416	49,729	8,741		58,470
Operating income %	12.6%			14.5%	11.4%			13.4%

Interest and other income (expense), net	(3,170)	-		(3,170)	(1,630)	-		(1,630)
Income before income taxes	24,148	4,098		28,246	48,099	8,741		56,840
Income tax expense	6,500	1,430	(3)	7,930	9,957	4,550	(4)	14,507
Net income	$17,648	$2,668		$20,316	$38,142	$4,191		$42,333

% of net revenues	8.1%			9.4%	8.7%			9.7%

Diluted earnings per common share	$0.36	$0.05		$0.41	$0.77	$0.08		$0.86
Shares used in diluted per share calculations	49,489	49,489		49,489	49,362	49,362		49,362

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$195,349	$-		$195,349	$393,876	$-		$393,876
Cost of revenues	102,603	(599)	(1)	102,004	211,960	(1,223)	(1)	210,737
Gross profit	92,746	599		93,345	181,916	1,223		183,139
Gross profit %	47.5%			47.8%	46.2%			46.5%

Research, development and engineering	16,879	(950)	(1)	15,929	34,076	(1,892)	(1)	32,184
Selling, general and administrative	42,358	(2,456)	(1)	39,902	85,308	(4,909)	(1)	80,399
Total operating expenses	59,237	(3,406)		55,831	119,384	(6,801)		112,583
Operating income	$33,509	$4,005		$37,514	$62,532	$8,024		$70,556
Operating income %	17.2%			19.2%	15.9%			17.9%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2008				September 30, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$21,507	$-		$21,507	$42,144	$-		$42,144
Cost of revenues	20,480	(27)	(1)	20,453	39,408	(57)	(1)	39,351
Gross profit	1,027	27		1,054	2,736	57		2,793
Gross profit %	4.8%			4.9%	6.5%			6.6%

Research, development and engineering	1,971	(38)	(1)	1,933	4,469	(80)	(1)	4,389
Selling, general and administrative	5,387	(168)	(1)	5,219	10,835	(345)	(1)	10,490
Restructuring and other related charges	(140)	140	(2)	-	235	(235)	(2)	-
Total operating expenses	7,218	(66)		7,152	15,539	(660)		14,879
Operating loss	$(6,191)	$93		$(6,098)	$(12,803)	$717		$(12,086)
Operating loss %	(28.8%)			(28.4%)	(30.4%)			(28.7%)

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents restructuring and other related charges.
(3) Excluded amount represents tax benefit from stock-based compensation and restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, restructuring and other related charges and $1,735 related to a tax benefit from expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123(R), and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data and percentages)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$208,224	$-		$208,224	$414,719	$-		$414,719
Cost of revenues	123,768	(1,129)	(2)	122,639	246,717	(1,770)	(2)	244,947
Gross profit	84,456	1,129		85,585	168,002	1,770		169,772
Gross profit %	40.6%			41.1%	40.5%			40.9%

Research, development and engineering	19,208	(855)	(1)	18,353	38,696	(1,783)	(1)	36,913
Selling, general and administrative	45,941	(2,282)	(1)	43,659	92,052	(4,826)	(1)	87,226
Total operating expenses	65,149	(3,137)		62,012	130,748	(6,609)		124,139
Operating income	19,307	4,266		23,573	37,254	8,379		45,633
Operating income %	9.3%			11.3%	9.0%			11.0%

Interest and other income, net	1,793	-		1,793	3,127	-		3,127
Income before income taxes	21,100	4,266		25,366	40,381	8,379		48,760
Income tax expense	4,578	1,509	(3)	6,087	8,884	2,818	(3)	11,702
Net income	$16,522	$2,757		$19,279	$31,497	$5,561		$37,058

% of net revenues	7.9%			9.3%	7.6%			8.9%

Diluted earnings per common share	$0.34	$0.06		$0.39	$0.64	$0.11		$0.76
Shares used in diluted per share calculations	49,310	49,310		49,310	48,963	48,963		48,963

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$181,047	$-		$181,047	$366,619	$-		$366,619
Cost of revenues	96,163	(590)	(1)	95,573	195,959	(1,213)	(1)	194,746
Gross profit	84,884	590		85,474	170,660	1,213		171,873
Gross profit %	46.9%			47.2%	46.5%			46.9%

Research, development and engineering	16,194	(824)	(1)	15,370	32,978	(1,717)	(1)	31,261
Selling, general and administrative	39,020	(2,097)	(1)	36,923	79,026	(4,445)	(1)	74,581
Total operating expenses	55,214	(2,921)		52,293	112,004	(6,162)		105,842
Operating income	$29,670	$3,511		$33,181	$58,656	$7,375		$66,031
Operating income %	16.4%			18.3%	16.0%			18.0%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands except percentages)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2007				September 30, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$27,177	$-		$27,177	$48,100	$-		$48,100
Cost of revenues	27,605	(539)	(2)	27,066	50,758	(557)	(2)	50,201
Gross profit (loss)	(428)	539		111	(2,658)	557		(2,101)
Gross profit (loss) %	(1.6%)			0.4%	(5.5%)			(4.4%)

Research, development and engineering	3,014	(31)	(1)	2,983	5,718	(66)	(1)	5,652
Selling, general and administrative	6,921	(185)	(1)	6,736	13,026	(381)	(1)	12,645
Total operating expenses	9,935	(216)		9,719	18,744	(447)		18,297
Operating loss	$(10,363)	$755		$(9,608)	$(21,402)	$1,004		$(20,398)
Operating loss %	(38.1%)			(35.4%)	(44.5%)			(42.4%)

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents stock-based compensation and $517 related to the impairment of an intangible asset.
(3) Excluded amount represents tax benefit from stock-based compensation and impairment of an intangible asset.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123(R), and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1)

	Q108	Q208	Q308	Q408	FY08	Q109	Q209
Net revenues	$206,495	$208,224	$232,824	$208,743	$856,286	$219,164	$216,856
Cost of revenues	122,308	122,639	138,458	120,785	504,190	127,631	122,457
Gross profit	84,187	85,585	94,366	87,958	352,096	91,533	94,399
Gross profit %	40.8%	41.1%	40.5%	42.1%	41.1%	41.8%	43.5%

Research, development and engineering	18,560	18,353	18,450	18,067	73,430	18,711	17,862
Selling, general and administrative	43,567	43,659	45,807	46,157	179,190	45,768	45,121
Operating expenses	62,127	62,012	64,257	64,224	252,620	64,479	62,983

Operating income	22,060	23,573	30,109	23,734	99,476	27,054	31,416
Operating income %	10.7%	11.3%	12.9%	11.4%	11.6%	12.3%	14.5%

Income before income taxes	23,394	25,366	32,293	24,277	105,330	28,594	28,246
Income tax expense	5,615	6,087	7,410	3,099	22,211	6,577	7,930
Income tax expense as a percent
of income before taxes	24.0%	24.0%	22.9%	12.8%	21.1%	23.0%	28.1%

Net income	$17,779	$19,279	$24,883	$21,178	$83,119	$22,017	$20,316
Diluted shares outstanding	48,681	49,310	49,533	48,994	49,090	49,245	49,489
Diluted EPS	$0.37	$0.39	$0.50	$0.43	$1.69	$0.45	$0.41

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact Center	$132,205	$131,357	$131,017	$125,379	$519,958	$122,803	$119,530
Mobile	41,238	35,859	48,788	45,995	171,880	59,882	60,911
Gaming and Computer Audio	6,485	8,277	10,449	8,401	33,612	9,621	8,977
Other	5,644	5,554	5,701	5,586	22,485	6,221	5,931
Audio Entertainment Group	20,923	27,177	36,869	23,382	108,351	20,637	21,507

Net revenues by geographic area
from unaffiliated customers:
Domestic	$131,108	$126,399	$139,106	$124,535	$521,148	$134,402	$139,856
International	75,387	81,825	93,718	84,208	335,138	84,762	77,000

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,705	$128,705	$136,550	$131,493	$131,493	$130,530	$115,032
Days sales outstanding	53	56	53	57		54	48
Inventory, net	$136,253	$133,516	$131,320	$127,088	$127,088	$136,974	$163,433
Inventory turns	3.6	3.7	4.2	3.8		3.7	3.0

(1) Non-GAAP.